UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2017

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017, Timothy Kapalka, 42, was named Vice President and Corporate Controller of Iridium Satellite LLC (“Iridium”) and will serve as the Registrant’s principal accounting officer.

Prior to joining Iridium, from September 2013 to August 2017, Mr. Kapalka served as Controller of K12 Inc., a for-profit education company that sells online schooling and curriculum to state and local governments. Prior to K12, from March 2013 to September 2013, Mr. Kapalka served as Vice President of Finance of GridPoint, Inc., a software and hardware solutions company focused in the energy sector. Prior to GridPoint, Inc., Mr. Kapalka served as a consultant to Fortress International Group, Inc., a service provider to mission critical facility owners and operators, from April 2012 to March 2013, where he had also previously served as Vice President of Finance and Accounting and Compliance Officer from 2008 to 2012.

Iridium entered into an offer letter with Mr. Kapalka providing for base compensation of $250,000 per year, with a bonus target of 35% of base compensation, and, on September 1, 2017, he received an initial option grant of 50,000 shares under the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, with a strike price equal to the closing price on that date of $11.25.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: September 7, 2017	By:	/s/ Thomas J. Fitzpatrick
		Name:	Thomas J. Fitzpatrick
		Title:	Chief Financial Officer